Exhibit 11

WSMP, INC. AND SUBSIDIARIES
                           ----------------------------------------------------



      Computation of Earnings (Loss) Per Common and Common Equivalent Share


                                                            Quarter Ended               Nine Months Ended
                                                      --------------------------    --------------------------
                                                      November 3,    November 4,    November 3,    November 4,
                                                        1995           1994           1995           1994
                                                      -----------    -----------    -----------    -----------
Earnings (loss) computations:
  Net earnings (loss)                                $    13,017    $   283,000    $  (343,212)    $   850,000
                                                     ============   ============   ============   =============
Weighted average shares computation:
  Actual outstanding shares at beginning
   of period                                           2,710,338      2,666,861      2,660,338       2,666,861
  Add (deduct) weighted average shares
   applicable to:
  Common stock issued                                     38,690                        55,481
  Common stock equivalents (stock options)               149,450        206,535                        181,599
  Treasury stock purchases                                               (1,339)                          (446)
                                                      ----------     -----------    -----------   -------------
  Weighted average shares as adjusted                  2,898,478      2,872,057      2,715,819       2,848,014
                                                      ----------     -----------    -----------   -------------
Earnings (loss) per common and common
 equivalent share
                                                     $       .00    $       .10    $      (.13)    $       .30
                                                     ===========    ============   ============   =============

